UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 5, 2005



                              EAGLE BROADBAND, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)



                                      TEXAS
                                      -----
                 (State or other jurisdiction of incorporation)



         001-15649                             760494995
         ---------                             ---------
(Commission File Number)              (I.R.S. Employer Identification No.)



                 101 Courageous Drive, League City, Texas 77573
                 ----------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (281) 538-6000
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act.

Item 1.02.        Termination of a Material Definitive Agreement.

         On August 5, 2005, Eagle Broadband, Inc. (the "Company") and Neva Holdings, LLC ("Neva") executed an agreement whereby the parties agreed to terminate the Restated Limited Liability Company Agreement (the "LLC Agreement") that the parties entered into on November 23, 2004. The termination of the agreement provides for the Company's withdrawal as a member of LLV Broadband, LLC (the "LLC") and complete release from any future obligations under the LLC Agreement.

         The terms and conditions of the LLC Agreement called for the Company to participate in the construction, development and operation of a system for the provision of a range of broadband, entertainment and communications services to the commercial, recreational, and residential buildings located within the Lake Las Vegas Resort and surrounding geographical areas. Under the terms of the LLC Agreement, the Company was required to make a capital contribution of between $3 million and $5 million to fund ongoing development and operating activities. The parties initially estimated that the LLC's gross revenues would be approximately $15.5 million over a 6 year period through the year 2010. As a result of the termination, the Company will not be required to make any additional capital contributions to the LLC and will not recognize any revenues from the LLC.

         The Company will not incur any early termination penalties associated with the termination of the LLC Agreement.



Item 9.01.     Financial Statements and Exhibits

         (a)   Financial Statements of Business Acquired.

               Inapplicable.

         (b)   Pro Forma Financial Information.

               Inapplicable.

         (c)   Exhibits

         Exhibit Number             Exhibit Description
         --------------             -------------------

                   99.1 Press Release dated August 11, 2005, announcing the Company has terminated the LLC Agreement as well as another non-material agreement between the Company and an entity related to Neva.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EAGLE BROADBAND, INC.



                              By:  /s/ DAVID MICEK
                              --------------------
                              President and Chief Executive Officer






DATE: August 11, 2005

                                  EXHIBIT INDEX
                                  -------------

         Exhibit Number             Exhibit Description
         --------------             -------------------

                   99.1 Press Release dated August 11, 2005, announcing the Company has terminated the LLC Agreement as well as another non-material agreement between the Company and an entity related to Neva.